Exhibit T3A.8

Filing Fee:                                                                 ID
                                                                 Number: ______


              STATE OF RHODE ISLAND AND PROVIDENCE PLANTATIONS
                      Office of the Secretary of State
                             Corporate Division
                           100 North Main Street
                    Providence, Rhode Island 02903-1335

                             ARTICLES OF MERGER
                    (To Be Filed in Duplicate Original)

                       THE BALSON-HERCULES GROUP LTD.
                       ------------------------------
         (Insert full name of surviving or new entity on this line)

SECTION I:  TO BE COMPLETED BY ALL MERGING OR CONSOLIDATING ENTITIES

Pursuant to the applicable provisions of the Rhode Island General Laws, 1958, as amended, the undersigned entities submit the following Articles of |x| Merger or | | Consolidation (check one box only) for the purpose of merging or consolidating them into one entity.

a. The name and type (for example, business corporation, non-profit corporation, limited liability company, limited partnership, etc.) of each of the merging or consolidating entities and the states under which each is organized are:

                                                              State under which
       Name of entity                  Type of entity        entity is organized
       --------------                  --------------        -------------------

   Consoltex International, Inc.         corporation              New York

   The Balson-Hercules Group Ltd.        corporation             Rhode Island


b. The laws of the state under which each entity is organized permit such merger or consolidation.

c. The full name of the surviving or new entity is The Balston-Hercules Group Ltd. which is to be governed by the laws of the state of Rhode Island

d. The attached Plan of Merger was duly authorized, approved, and executed by each entity in the manner prescribed by the laws of the state under which each entity is organized. (Attach Plan of Merger).

e. If the surviving entity's name has been amended via the merger, please state the new name: _____________________________________

f. If the surviving or new entity is to be governed by the laws of a state other than Rhode Island, and such surviving or new entity is not qualified to conduct business in the State of Rhode Island, the entity agrees that: it may be served with process in Rhode Island in any proceeding for the enforcement of any obligation of any domestic entity which is a party to the merger or consolidation; it irrevocably appoints the Secretary of State as its agent to accept service of process in any action, suit or proceeding; and the address to which a copy of such process of service shall be mailed to it by the Secretary of State is: _________________________________________

g. The future effective date (which shall be a date or time certain no more than thirty (30) days after the filing of the Articles of Merger or, in the case of a subsidiary merger, on or after the 30th day after the mailing of a copy of the agreement of merger to the shareholders of the subsidiary corporation) of the merger or consolidation is (if upon filing, so state) upon filing

SECTION II: TO BE COMPLETED ONLY IF ONE OR MORE OF THE MERGING OR CONSOLIDATING ENTITIES IS A BUSINESS CORPORATION PURSUANT TO TITLE 7, CHAPTER 1.1 OF THE RHODE ISLAND GENERAL LAWS, AS AMENDED.

a. If one of more of the merging or consolidating entities is a business corporation (except one whose shareholders are not required to approve the agreement under Section 7-1.1-67, or does not require shareholder approval pursuant to the laws of the state under which the corporation is organized, in which event that fact shall be set forth), state below as to each business corporation; the total number of shares outstanding entitled to vote on the Plan of Merger or Consolidation, respectively, and, if the shares of any class are entitled to vote on the plan as a class, state below the designation and number of outstanding shares of each class.


                                                                     Entitled to Vote as a Class
                                                                     ---------------------------
                                            Total Number of          Designation      Number of
      Name of Business Corporation        Shares Outstanding         of Class          Shares
      ----------------------------        ------------------         --------          ------

      Consoltex International, Inc.             1,000                 common            1,000

      The Balson-Hercules Group Ltd.            1,000                 common            1,000



b. If one or more of the merging or consolidating entities is a business corporation (except one whose shareholders are not required to approve the agreement under Section 7-1.1-57, or does not require shareholder approval pursuant to the laws of the state under which the corporation is organized, in which event that fact shall be set forth), state below as to each business corporation, the total number of shares voted for and against such plan, respectively, and as to each class entitled to vote thereon as a class, state the number of shares of each class voted for and against the plan, respectively.


                                       Total      Total             Entitled to Vote as a Class
                                       Voted      Voted       -----------------------------------------
      Name of Business Corporation      For      Against      Class       Voted For      Voted Against
      ----------------------------      ---      -------      -----       ---------      -------------

      Consoltex International, Inc.     1000        0         common         1,000             0

      The Balson-Hercules Group Ltd.    1000        0         common         1,000             0


c. If the surviving or new entity is to be governed by the laws of a state other than Rhode Island, such surviving or new entity agrees that it will promptly pay to the dissenting shareholders of any domestic entity the amount, if any, to which they shall be entitled under the provisions of Title 7, Chapter 1.1 of the General Laws of Rhode Island, 1956, as amended, with respect to dissenting shareholders.
      ____________________________________________________________________



SECTION III: TO BE COMPLETED BY ALL MERGING OR CONSOLIDATING ENTITIES

                       Consoltex International, Inc.
_______________________________________________________________________________
                             Print Entity Name



By: /s/   C. Suzanne Crawford                  V.P. Legal Affairs & Corp. Secy
    ____________________________               ________________________________
       Name of person signing                       Title of person signing


By: /s/   Alex Di Palma                        V.P., Taxation
    ____________________________               ________________________________
       Name of person signing                       Title of person signing




STATE OF Maryland

COUNTY OF Prince Georges

         In Washington D.C. on this 28th day of December, 1999, before me personally appeared C. Suzanne Crawford/Alex Di Palma who, being duly sworn, declared that he/she is the V.P. Legal Affairs/ V.P. Taxation of the above-named entity and that he/she signed the foregoing document as such authorized agent, and that the statements herein contained are true.

                                           /s/ Nadine M. Edmunds
                                           _______________________________
                                           Notary Public
                                           My commission Expires: July 1, 2000



                       The Balson-Hercules Group Ltd.
_______________________________________________________________________________
                             Print Entity Name



By: /s/   C. Suzanne Crawford                  V.P. Legal Affairs & Corp. Secy
    ____________________________               ________________________________
       Name of person signing                       Title of person signing


By:/s/   Alex Di Palma                         V.P., Taxation
    ____________________________               ________________________________
       Name of person signing                       Title of person signing




STATE OF Maryland

COUNTY OF Prince Georges

         In Washington D.C. on this 28th day of December, 1999, before me personally appeared C. Suzanne Crawford/Alex Di Palma who, being duly sworn, declared that he/she is the V.P. Legal Affairs/ V.P. Taxation of the above-named entity and that he/she signed the foregoing document as such authorized agent, and that the statements herein contained are true.

                                           /s/ Nadine M. Edmunds
                                           _______________________________
                                           Notary Public
                                           My commission Expires: July 1, 2000




                               PLAN OF MERGER
                                  BETWEEN
                       CONSOLTEX INTERNATIONAL, INC.
                          (a New York corporation)
                                    AND
                       THE BALSON-HERCULES GROUP LTD.
                        (a Rhode Island corporation)

         THIS PLAN OF MERGER was approved on December 23, 1999 by Consoltex International, Inc., a business corporation formed under laws of the State of New York ("Consoltex"), by resolution adopted by its Board of Directors and its sole shareholder on such date, and this Plan of Merger was approved on December 23, 1999 by The Balson-Hercules Group Ltd., a business corporation formed under laws of the State of Rhode Island and Providence Plantations ("Balson-Hercules"), by resolutions adopted by its Board of Directors and its sole shareholder on such date.

         WHEREAS, Consoltex's principal place of business is located at 499 7th Avenue, 3rd Floor, South Tower, New York 10018; and

         WHEREAS, the total number of shares of stock that Consoltex has authority to issue is 5,000, all of which are of one class and no par value; and

         WHEREAS, Balson-Hercules' registered office is located at 545 Pawtucket Avenue, Providence, Rhode Island 02860; and

         WHEREAS, the total number of shares of stock that Balson-Hercules has authority to issue is 6,000, all of which are of one class and of no par value; and

         WHEREAS, Consoltex and Balson-Hercules and their respective Board of Directors deem it advisable and to the advantage, welfare and best interest of their respective corporation and their respective shareholders to merge Consoltex with and into Balson-Hercules (the "Merger") pursuant to the provisions of the Business Corporation Law of State of New York ("NYBC") and the Rhode Island General Laws, 1958, as amended ("RIGL"), as applicable, upon the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the promises and the mutual agreement of the parties hereto, being thereunto duly approved by resolutions adopted by the Board of Directors of Consoltex and approved by the sole shareholder of Consoltex and duly approved by resolutions adopted by the Board of Directors of Balson-Hercules and approved by the sole shareholder of Balson-Hercules, this Plan of Merger and the terms and conditions hereof and the mode of carrying the same into effect, together with any provisions required or permitted to be set forth herein, are hereby determined and agreed upon as hereinafter set forth.

1. Pursuant to the provisions of the NYBC and the RIGL, as applicable, Consoltex shall be merged with and into Balson-Hercules with Balson-Hercules being the surviving corporation (the "Surviving Corporation"), which shall continue to exist as the Surviving Corporation under its present name. The separate existence of Consoltex (the "Terminating Corporation") shall cease at the effective time in accordance with the provisions of the NYBC and the RIGL.

2. The Certificate of Incorporation of Balson-Hercules, as now in force and effect, shall continue to be the Certificate of Incorporation of the Surviving Corporation, and such Certificate of Incorporation shall continue in full force and effect until amended or changed in the manner prescribed by the provisions of the RIGL.

3. The by-laws of Balson-Hercules shall continue to be the by-laws of the Surviving Corporation and will continue in full force and effect until changed, altered or amended in the manner prescribed by the provisions of the RIGL.

4. The directors and officers of Balson-Hercules at the effective time of the Merger shall be the members of the first Board of Directors and the first officers of the Surviving Corporation, respectively, all of whom shall hold their offices until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the by-laws of the Surviving Corporation.

5. Each issued and outstanding shares of stock of the Terminating Corporation shall, at the effective time of the Merger, be converted into 0.2 shares of the Surviving Corporation.

6. In the event that this Plan of Merger shall have been adopted by each of the Terminating Corporation and the Surviving Corporation in accordance with the NYBC and the RIGL, as applicable, each of such corporations agree that they will cause to be executed and filed and recorded any document or documents prescribed by the laws of the State of New York or the State of Rhode Island and Providence Plantations and that they will cause to be performed all necessary acts within such jurisdictions and elsewhere to effectuate the Merger.

7. The Board of Directors and the proper officers of each of the Terminating Corporation and of the Surviving Corporation are hereby authorized, empowered and directed to do any and all acts and things, and to make, execute, deliver, file, and record any and all instruments, papers and documents which shall be or become necessary, proper or convenient to carry out or put into effect any of the provisions of this Plan of Merger.

8. The effective time of the Plan of Merger, and the time when the Merger herein agreed upon shall become effective, shall be December 23, 1999.

9. Notwithstanding the adoption of this Plan of Merger, such Plan of Merger may be terminated or amended at any time prior to the filing thereof with the Department of State of State of the New York and the Secretary of State of the State of Rhode Island and Providence Plantations.


         IN WITNESS WHEREOF, each of Balson-Hercules and Consoltex have caused this Plan of Merger to be executed by their duly authorized officers as of the day and year first written above.

                             CONSOLTEX INTERNATIONAL, INC,
                             a New York corporation


                             By:  /s/  C. Suzanne Crawford
                                 ______________________________
                                 Name:    C. Suzanne Crawford
                                 Title:   V-P Legal Affairs and
                                          Corporate Secretary



                             THE BALSON-HERCULES GROUP LTD.,
                             a Rhode Island corporation



                             By:  /s/  Alex Di. Palma
                                 ______________________________
                                 Name:    Alex Di. Palma
                                 Title:    V-P,  Taxation